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Jennifer H. Weiss	Direct Dial: 404-881-745	jennifer.weiss@alston.com

February 11, 2013

ARC Realty Finance Trust, Inc.

405 Park Ave, 15th Floor

New York, New York 10022

Re: ARC Realty Finance Trust, Inc. – Registration of Securities on Form S-11 Relating to Shares of Common Stock

Ladies and Gentlemen:

We are counsel for ARC Realty Finance Trust, Inc., a Maryland corporation (the “Company”). We have represented the Company in connection with the filing of the Company’s Registration Statement on Form S-11 (Registration Statement No. Registration No. 333-186111), filed with the Securities and Exchange Commission on February 11, 2012 (as amended and supplemented from time to time and including the documents incorporated by reference therein, the “Registration Statement”). This opinion letter is rendered pursuant to Item 16 of Form S-11.

In preparing this opinion letter, we have reviewed the Company’s Articles of Amendment and Restatement, the Registration Statement and such other documents as we have considered relevant to our analysis. We have also obtained representations as to factual matters made by the Company through a certificate of an officer of the Company (the "Officer's Certificate"). In our examination of such documents, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

Further, we have assumed, with your consent, that (i) the factual representations set forth in the Officer's Certificate and the description of the Company and its proposed activities in the Registration Statement are true, accurate and complete as of the date hereof and that the Company and the entities in which it holds direct or indirect interests will operate in a manner that will make the representations contained in Officer's Certificate and the description of the Company and its proposed activities in the Registration Statement true going forward, (ii) the Company will not make any amendments to its organizational documents after the date of this opinion that would affect the Company's qualification as a REIT for any taxable year and (iii) no action will be taken after the date hereof by the Company or any of the entities in which it holds direct or indirect interests that would have the effect of altering the facts upon which the opinion set forth below is based.

ARC Realty Finance Trust, Inc.

February 11, 2013

For purposes of our opinion, we have not made an independent investigation of the facts, representations and covenants set forth in the Officer's Certificate, the Registration Statement, or in any other document. Consequently, we have assumed, and relied on your representations, that the information presented in the Officer's Certificate, the Registration Statement and other documents accurately and completely describe all material facts relevant to our opinion. We have assumed that such representations are true without regard to any qualification as to knowledge or belief. Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officer's Certificate may affect our conclusions set forth herein.

The Company’s qualification as a REIT depends on the Company’s satisfaction of the various requirements under the Code relating to, among other things, the nature of the Company’s gross income, the composition of the Company’s assets, the level of distributions to the Company’s shareholders, and the diversity of the Company’s ownership. No assurances can be given that the Company will satisfy these requirements.

In rendering the opinion set forth herein, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject, in all respects, to the assumptions, qualifications and limitations set forth in this opinion letter, it is our opinion that commencing with its taxable year ending December 31, 2013, the Company has been organized, and has operated, in conformity with the requirements for qualification and taxation of the Company as a REIT under the Code, and its method of operation (as described in the Registration Statement and the Officer’s Certificate) will permit the Company to so qualify.

An opinion of counsel merely represents counsel’s best judgment with respect to the probable outcome on the merits and is not binding on the Internal Revenue Service or the courts. There can be no assurance that positions contrary to our opinion will not be taken by the Internal Revenue Service or that a court considering the issues would not hold contrary to such opinion.

ARC Realty Finance Trust, Inc.

February 11, 2013

The opinions expressed herein are given as of the date hereof and are based upon the Code, the Treasury regulations promulgated thereunder, current administrative positions of the Internal Revenue Service, and existing judicial decisions, any of which could be changed at any time, possibly on a retroactive basis. Any such changes could adversely affect the opinions rendered herein. In addition, as noted above, our opinions are based solely on the documents that we have examined and the representations that have been made to us, and cannot be relied upon if any of the facts contained in such documents or in such additional information is, or later becomes, inaccurate or if any of the representations made to us is, or later becomes, inaccurate. Finally, our opinion is limited to the US federal income tax matters specifically covered herein, and we have not opined on any other tax consequences to the Company or any other person, and we express no opinion with respect to other federal laws, the laws of any other jurisdiction, the laws of any state or as to any matters of municipal law or the laws of any other local agencies within any state.

This opinion letter is rendered as of the date hereof and we make no undertaking, and expressly disclaim any duty, to supplement or update this opinion letter, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion.

Based on the foregoing, we are of the opinion that:

(i)  Commencing with the taxable year ending December 31, 2013 and assuming that the elections and other procedural steps referred to in the Registration Statement and Officer’s Certificate are completed in a timely fashion, the Company has been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company's proposed method of operations as described in the Registration Statement and the Officer’s Certificate will permit the Company to so qualify; and

(ii)  The information contained in the Registration Statement under the caption "U.S. Federal Income Tax Considerations," to the extent that it constitutes matters of federal income tax law or legal conclusions, is correct in all material respects.

The foregoing opinions are limited to the matters specifically discussed herein, which are the only matters on which the Company has requested our opinion. Other than as expressly stated above, we express no opinion on any issue relating to the Company or to any investment therein.

ARC Realty Finance Trust, Inc.

February 11, 2013

This opinion letter is being furnished to you for submission to the Securities Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ ALSTON & BIRD LLP